PLS CPA, A Professional Corp.

t 4725 Mercury Street #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 858-433-2979  t FAX (858) 764-5480

t E-MAIL changgpark@plscpas.com t

May 31, 2012

To Whom It May Concern:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of North Springs Resources Corp. our report dated August 3, 2011 relating to the financial statements, which appears in North Springs Resources Corp.'s Form 10-K for the year ended April 30, 2011.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

San Diego CA 92111

Registered with the Public Company Accounting Oversight Board